UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PANGAEA LOGISTICS SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 22, 2015

TO THE SHAREHOLDERS OF PANGAEA LOGISTICS SOLUTIONS LTD:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Pangaea Logistics Solutions Ltd., a Bermuda company, will be held at 3:00 p.m., Eastern Time, on September 22, 2015, in the Company's Executive Office at 109 Long Wharf, Newport, RI 02840. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)	to elect four directors to our Board of Directors as Class I directors serving until the annual meeting of shareholders to be held in 2018;

(2)	to vote on a proposal to approve the amendment of the 2014 Long-Term Incentive Plan (the "2014 Plan");

(3)	to vote on a proposal to approve the amendment of the Company Bye-laws; and

(4)	to transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has approved and recommends that you vote “FOR” the election of the four nominated directors, consisting of Eric Rosenfeld, Richard du Moulin, Mark Filanowski and Anthony Laura, “FOR” approval of the amendment of the 2014 Plan and “FOR” approval of the amendment of the Company Bye-laws.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Edward Coll
Edward Coll
Chief Executive Officer, Chairman of the Board

Newport, Rhode Island
August 24, 2015

This notice and proxy statement is dated August 24, 2015, and is first being mailed to our shareholders on or about August 25, 2015.

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	3
PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS	7
BOARD OF DIRECTORS	8
Members of Our Board	8
Director Independence	10
Meetings and Committees of our Board of Directors	10
Board Leadership Structure and Role in Risk Oversight	10
Audit Committee Information	10
Nominating Committee Information	11
Compensation Committee Information	12
SHARE OWNERSHIP	13
Security Ownership of Certain Beneficial Owners and Management	13
Section 16(a) Beneficial Ownership Reporting Compliance	15
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	16
Related Person Policy	16
Related Person Transactions	16
PROPOSAL 2 — THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 LONG-TERM INCENTIVE PLAN PROPOSAL	19
PROPOSAL 3 — APPROVAL OF THE AMENDMENT TO THE COMPANY BYE-LAWS	24
AUDIT COMMITTEE REPORT	25
Principal Auditor Fees and Services	26
Pre-Approval of Audit and Non-Audit Services	26
SHAREHOLDER PROPOSALS AND OTHER SHAREHOLDER COMMUNICATIONS	27
DELIVERY OF DOCUMENTS TO SHAREHOLDERS	27
OTHER BUSINESS	28
i

PROXY STATEMENT

General
This proxy statement, which is being mailed on or about August 25, 2015, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Pangaea Logistics Solutions Ltd. ("Pangaea" or the "Company"), of proxies to be voted at the annual meeting of shareholders to be held on September 22, 2015, at 10:00 a.m. at the Company’s principal executive office, located at 109 Long Wharf, Newport, Rhode Island, and at any adjournments or postponements thereof.
Shareholders Who May Vote
All shareholders of record at the close of business on August 23, 2015 will be entitled to vote. As of June 30, 2015, Pangaea had outstanding 35,484,993 common shares, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.
Voting
If you are a holder of record of our common shares as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.
Changing or Revoking a Proxy
If you are a holder of record of our common shares as of the record date, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Pangaea's Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.
Required Vote
A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. Non-routine matters include the election of directors, approval of the amendment of the 2014 Long-Term Incentive Plan and approval of the amendment of the Company Bye-laws. Those are items for which your broker cannot vote and absent your instructions on how to vote will result in broker non-votes.
Any question proposed for consideration at the meeting shall be decided on by a simple majority of votes cast.

Costs of Proxy Solicitation
Pangaea pays the cost of this solicitation of proxies. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.
Pangaea will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations.
Attending the Meeting
If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting shares of Pangaea on August 23, 2015 is acceptable proof to establish share ownership and obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for proof of ownership and/or admission to the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why am I receiving this proxy statement?

A.
Pangaea Logistics Solutions Ltd. is furnishing you this proxy statement to solicit proxies on behalf of its Board of Directors to be voted at the 2015 Annual Meeting of Shareholders of Pangaea Logistics Solutions Ltd. The meeting will be held at the Company's Executive Office, 109 Long Wharf, Newport, RI 02840 on September 22, 2015, at 3:00 p.m., Eastern Time. The proxies also may be voted at any adjournments or postponements of the meeting. When used in this proxy statement, “Pangaea,” “Company,” “we,” “our,” “ours” and “us” refer to Pangaea Logistics Solutions Ltd. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This proxy statement contains important information about the matters to be acted upon at the annual meeting. Shareholders should read it carefully.

Q.	What is a proxy?

A.
A proxy is your legal designation of another person to vote the shares you own on your behalf. That other person is referred to as a “proxy.” Our Board of Directors has designated Edward Coll and Mark Filanowski as proxies for the annual meeting. By completing and returning the enclosed proxy card, you are giving Mr. Coll and Mr. Filanowski the authority to vote your shares in the manner you indicate on your proxy card.

Q.	What do I need to do now?

A.
We urge you to read carefully and consider the information contained in this proxy statement. The vote of our shareholders is important. Shareholders are then encouraged to vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	Who is entitled to vote?

A.
We have fixed the close of business on August 23, 2015, as the “record date” for determining shareholders entitled to notice of and to attend and vote at the annual meeting. As of the close of business on August 23, 2015, there were 35,484,993 common shares outstanding and entitled to vote. Each common share is entitled to one vote per share at the annual meeting.

Q.	How do I vote?

A.
If you are a holder of record of our common shares as of the record date, you may vote in person at the annual meeting or by submitting a proxy for the annual meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	What does it mean if I receive more than one proxy card?

A.
It indicates that you may have multiple accounts with us, brokers, banks, trustees, or other holders of record. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to register all your accounts in the same name and address.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

A.	In voting on the election of three director nominees to serve until the 2018 annual meeting of shareholders, shareholders may vote in one of the following ways:

•in favor of an individual nominee; or

•against an individual nominee; or

•withhold votes as to an individual nominee.

Each director will be elected by a simple majority of the votes of the common shares present or represented by proxy at the meeting.

Our Board of Directors recommends a vote “ FOR ” all nominees.

Q.	What are my voting choices when voting on Proposal 2 and Proposal 3?

A.	In voting on Proposal 2 or Proposal 3, shareholders may vote in one of the following ways:

•in favor of approval;

•against approval; or

•abstain from voting on approval.

Each proposal will be passed with a simple majority of the votes of common shares present in person or represented by proxy at the meeting.

Our Board of Directors recommends a vote “ FOR ” both of these proposals.

Q.	What if a shareholder does not specify a choice for a matter when returning a proxy?

A.
Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted “ FOR ” the election of the director nominees and “FOR” Proposal 2 and Proposal 3.

Q.	What constitutes a quorum?

A.
The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the outstanding common shares constitutes a quorum. We need a quorum of shareholders to hold a validly convened annual meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present. As of the record date, 35,484,993 common shares were outstanding. Thus, the presence of the holders of common shares representing at least 11,710,048 shares will be required to establish a quorum.

Q.	How are abstentions and broker non-votes counted?

A.
Abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. A properly executed proxy card marked “withhold” with respect to the election of the director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Q.	Will any other business be transacted at the meeting? If so, how will my proxy be voted?

A.
We do not know of any business to be transacted at the annual meeting other than those matters described in this proxy statement. The period of time specified in our Bye-laws for submitting proposals to be considered at the meeting has expired and no proposals were submitted.

Q.	May I change my vote after I have mailed my signed proxy card?

A.
Yes. Send a later-dated, signed proxy card to our corporate secretary at the address set forth below so that it is received prior to the vote at the annual meeting or attend the annual meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to our corporate secretary, which must be received by our corporate secretary prior to the vote at the annual meeting.

Q.	Will I be able to view the proxy materials electronically?

A.	Yes. To view this proxy statement and our 2014 annual report electronically, visit our website at www.Pangaeals.com, and select Investors - Financial Information - Annual Reports.

Q.	Where can I find the voting results of the annual meeting?

A.
We intend to announce preliminary voting results at the annual meeting and will publish final results on a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the annual meeting.

Q.
What is the deadline for submitting proposals to be considered for inclusion in the 2016 proxy statement and for submitting a nomination for director for consideration at the Annual Meeting of Shareholders in 2016?

A.
We expect to hold our 2016 Annual Meeting of Shareholders on or about September 20, 2016. Shareholder proposals made in accordance with the relevant provisions of the Companies Act 1981 of Bermuda (i.e. the jurisdiction of incorporation of the Company) requested to be included in our 2016 proxy statement must be received no later than March 31, 2016. Proposals and nominations should be directed to Anthony Laura, Chief Financial Officer and Secretary, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840.

Q.	Who is paying the costs associated with soliciting proxies for the annual meeting?

A.
We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. Our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Q.	Who can help answer my questions?

A.	If you have questions about the meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Thomas Rozycki
Prosek Partners
212-279-3115 x208
trozycki@prosek.com

PROPOSAL 1 — ELECTION OF CLASS I DIRECTORS

Our Board of Directors currently consists of eight members divided into three classes. If approved at the 2015 meeting, our Board of Directors will consist of nine members divided into three classes as follows:

•	in Class I, to stand for reelection in 2015: Eric S. Rosenfeld, Richard du Moulin and Mark Filanowski and for election: Anthony Laura;

•	in Class II, to stand for reelection in 2016: Paul Hong, Claus Boggild and David D. Sgro; and

•	in Class III, to stand for reelection in 2017: Peter Yu and Edward Coll.

The Board of Directors has, pursuant to the Company's Bye-laws, exercised its right to set the number of directors in each class by increasing the number of Class I directors from three to four. The Board of Directors believes that Mr. Laura's position as the Company's Chief Financial Officer and one of the Company's founders together with his industry experience and expertise will be a valuable asset to the Board of Directors.

Our Class I directors, who are in the class of directors to be elected at the 2015 annual meeting, will serve on the Board until our annual meeting in 2018 if elected at the 2015 meeting.

Votes to withhold authority and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

Our Board of Directors believes that the nominees possesses the qualities and experience that it believes our directors should possess, as described in detail below. The nominees for election to the Board, and our other continuing directors, together with their biographical information and the Board’s reasons for nominating them to serve as directors, are set forth below. No family relationship exists between any of the directors or the executive officers listed in the “Executive Officers and Executive Compensation” portion of this proxy statement.

The Board of Directors recommends a vote “FOR” the election of Eric Rosenfeld, Richard du Moulin, Mark Filanowski and Anthony Laura.

BOARD OF DIRECTORS

Members of Our Board

The following sets forth certain information concerning the persons who serve as the Company’s directors or are nominated for election:

Name	Age	Position
Edward Coll	58	Chairman of the Board and Chief Executive Officer
Carl Claus Boggild	58	President (Brazil) and Director
Peter M. Yu	53	Director
Paul Hong	45	Director
Richard T. du Moulin	68	Director
Mark L. Filanowski	61	Director
Eric S. Rosenfeld	58	Director
David D. Sgro	39	Director
Anthony Laura	63	Chief Financial Officer and Class I Director Nominee

Biographical information concerning the directors and nominee listed above is set forth below.

Class I Directors with Terms Expiring in 2015

Eric S. Rosenfeld. Eric S. Rosenfeld serves as a director of the Company. Mr. Rosenfeld served as Quartet Merger Corp. ("Quartet") chairman of the board and chief executive officer from its inception through consummation of the merger between Quartet and the Company (the "Mergers"). Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P. (“Crescendo”), a New York-based investment firm, since its formation in November 1998. Mr. Rosenfeld has formed and served as CEO and as a director of three prior special purpose acquisition companies, Arpeggio Acquisition Corporation (“Arpeggio”), Rhapsody Acquisition Corp. (“Rhapsody”) and Trio Merger Corp. (“Trio”). Mr. Rosenfeld presently serves or has served on the board of directors of Arpeggio, Rhapsody, Trio, CPI Aerostructures, Inc., Cott Corporation, Absolute Software Corporation, Primoris Services Corporation (“Primoris”), Hill International, Spar Aerospace Limited, Hip Interactive, AD OPT Technologies Inc., Pivotal Corporation, Sierra Systems Group, Inc., Geac Computer Corporation Limited, Emergis Inc., Matrikon Inc., Dalsa Corporation, Computer Horizons Corp. and SAExploration Holdings Inc. Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School. We believe that Mr. Rosenfeld is qualified to serve on our Board based on his public company experience and operational experience.

Richard T. du Moulin. Mr. Richard T. du Moulin serves as a director of the Company. Mr. du Moulin is currently the President of Intrepid Shipping LLC, a position he has held since he founded Intrepid in 2002. From 1974, he spent 15 years with OMI Corporation, where he served as Executive Vice President, Chief Operating Officer, and as a member of the company's Board of Directors. From 1998 to 2002, Mr. du Moulin served as Chairman and Chief Executive Officer of Marine Transport Corporation. From 1989 to 1998, Mr. du Moulin served as Chairman and CEO of Marine Transport Lines. Mr. du Moulin is a member of the Board of Trustees and Chairman of the Seamens Church Institute of New York and New Jersey. He currently serves as a Director of Teekay Tankers and, Tidewater Inc. Mr. du Moulin served as Chairman of Intertanko, the leading trade organization for the tanker industry, from 1996 to 1999. Mr. du Moulin served in the US Navy and is a recipient of the US Coast Guard's Distinguished Service Medal. He received a BA from Dartmouth College and an MBA from Harvard University. Mr. du Moulin’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

Mark L. Filanowski. Mr. Mark L. Filanowski serves as a director of the Company. Mr. Filanowski formed Intrepid Shipping LLC with Richard du Moulin in 2002. He started his career at Ernst & Young from 1976 to 1984. Subsequently, Mr. Filanowski spent 4 years at Armtek Corporation, where he served as Vice President and Controller. From 1989 to 2002, he served as Chief Financial Officer and Senior Vice President at Marine Transport Corporation, which he helped take private from NASDAQ. Mr. Filanowski is a Director of ETRE REIT, LLC and is a member of the American Bureau of Shipping. Previously, he has served as the Chairman of the Board at Arvak and at Shoreline Mutual (Bermuda) Ltd., an insurance company. Mr. Filanowski was formerly a Certified Public Accountant. He earned a BS from University of Connecticut and an MBA from New York University. Mr. Filanowski’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry include his financial experience as a CPA with Ernst & Young as well as his positions as Controller at Armtek and as CFO at Marine Transport.

Anthony Laura. Mr. Laura is the Chief Financial Officer of the Company. Mr. Laura is a founder of Pangaea and has served as its Chief Financial Officer since its inception. Prior to co-founding Bulk Partners Ltd., the predecessor to Pangaea, in 1996, Mr. Laura spent 10 years as CFO of Commodity Ocean Transport Corporation (COTCO). Mr. Laura also served as Chief Financial Officer at Navinvest Marine Services from 1986 to 2002. Mr. Laura is a graduate of Fordham University.

Class II Directors with Terms Expiring in 2016

Paul Hong. Mr. Paul Hong serves as a director of the Company. Mr. Hong is a Senior Managing Director at Cartesian Capital Group. Prior to joining Cartesian, Paul served as Senior Vice President and General Counsel of AIG Capital Partners. Paul was previously an attorney in the corporate and tax departments of Kirkland & Ellis where he specialized in private equity transactions. Paul holds an AB in Economics from Columbia College, a JD from Columbia Law School, and an LLM in Taxation from New York University Law School. Mr. Hong’s qualifications to sit on our board include his substantial experience in the areas of business management and financial and investment expertise.

Carl Claus Boggild. Mr. Boggild is the President (Brazil) of the Company. Mr. Boggild is a founder of Pangaea and has served as its President (Brazil) since its inception. Prior to co-founding Bulk Partners Ltd., the predecessor company to Pangaea, in 1996, Mr. Boggild was Director of Chartering and Operations at the Korf Group of Germany. He also was a partner at Trasafra Ltd, a Brazilian agent for the largest independent grain parcel operator from Argentina and Brazil to Europe. He worked for Hudson Trading and Chartering where he was responsible for Brazilian related transportation services. As President of COTCO, he was responsible for the operations of its affiliate Handy Bulk Carriers Corporation. Prior to becoming President of COTCO, Mr. Boggild was an Executive Vice President and was responsible for its Latin American operations. Mr. Boggild holds a diploma in International Maritime Law. Mr. Boggild’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

David D. Sgro, CFA, age 39, has been a member of our Board of Directors since March 2011, and served as our Chief Financial Officer and Secretary from our inception until consummation of the Merger. In July 2015, Mr. Sgro was appointed as the Chairman of the Audit Committee of our Board of Directors. He is currently a Senior Managing Director of Crescendo Partners, L.P. and has held various positions at Crescendo Partners since May 2005. Mr. Sgro also currently serves as a board member and as the Audit Committee Chairman of SAExploration Holdings, a NASDAQ listed provider of seismic data services to the oil and gas industries, and COM DEV International, a TSX listed designer and manufacturer of space hardware subsystems. He previously served on the Board of Directors and Audit Committee of Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 to August 2011, and Primoris Services Corporation, from July 2008 to May 2011. Mr. Sgro also served as the Chief Financial Officer, Secretary and Director for Trio Merger Corp. from March 2011 until its merger with SAExploration Holdings in June 2013. Prior to joining Crescendo Partners, Mr. Sgro held analyst positions with Management Planning, Inc. and MPI Securities, Inc. Mr. Sgro is a Chartered Financial Analyst (CFA) Charterholder and holds a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. We believe that Mr. Sgro is qualified to serve on our Board based on his public company experience, operational experience and financial expertise.

Class III Directors with Terms Expiring in 2017

Edward Coll. Mr. Coll is the Chairman of the Board and Chief Executive Officer. Mr. Coll is a founder of Pangaea and has served as its Chief Executive Officer since its inception. Prior to co-founding Bulk Partners Ltd., the predecessor company to Pangaea, in 1996, Mr. Coll spent 10 years at Continental Grain Company with assignments in New York, New Orleans, Rome and Rotterdam. He joined COTCO in 1989 and became president of the company in 1993. In this position, Mr. Coll was responsible for the overall activities and businesses of three U.S public shipping companies. Mr. Coll is an elected member of the American Bureau of Shipping and has considerable expertise in the worldwide shipping and commodities markets and lectures regularly on these topics. He holds a B.S. in nautical science from the United States Merchant Marine Academy at Kings Point and a master's degree in international business from Pace University. Mr. Coll’s qualifications to sit on our board include his operational experience and deep knowledge of the shipping industry.

Peter M. Yu. Mr. Peter M. Yu serves as a director of the Company. Mr. Yu will continue to serve as a director of Pangaea, a position he has held since 2008. Mr. Yu founded Cartesian Capital Group, LLC, a global private equity firm with more than $2 billion in commitments under management and the responsibility for more than 19 investments in a variety of fields and industries, in 2006. Prior to founding Cartesian, Mr. Yu founded AIGCP in 1996 and served as President and Chief Executive Officer. Under his leadership, AIGCP became a leading international private equity firm, with more than $4.5 billion in committed capital. Prior to founding AIGCP in 1996, Mr. Yu served President Clinton as Director to the National Economic Council, the White House office responsible for developing and coordinating economic policy. A graduate of Harvard Law School, Mr. Yu served as President of the Harvard Law Review and as a law clerk on the U.S. Supreme Court. Mr. Yu received a B.A. degree from Princeton University’s Woodrow Wilson School. Mr. Yu is a director of Banco Daycoval, S.A., a publicly traded bank headquartered in Brazil. Mr. Yu is also a director of a number of private entities partly or wholly-owned by funds sponsored by Cartesian Capital Group. Mr. Yu’s qualifications to sit on our board include his substantial experience in the areas of business management and financial and investment expertise.

Each of the Company's directors (other than Mr. Laura) have been members of the Board since inception of the Company.

Director Independence

We adhere to the rules of Nasdaq in determining whether a director is independent. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq also requires the majority of the Board to be independent. Consistent with these considerations, our Board of Directors has affirmatively determined that Messrs. Yu, du Moulin, Filanowski, Hong, Rosenfeld and Sgro are independent directors. These independent directors meet in executive session at least twice a year.

Meetings and Committees of our Board of Directors

During the period from October 1, 2014 through December 31, 2014, Pangaea's Board of Directors held three meetings. We expect our directors to attend all Board and any meetings of committees of the Board of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of our current directors attended all of the meetings of the Board and meetings of committees of the Board of which he was a member in fiscal year 2014. Although we do not have any formal policy regarding director attendance at shareholder meetings, we will attempt to schedule our meetings so that all of our directors can attend.

Our Board of Directors has a standing Audit Committee, consisting of Messrs. Sgro, Hong and Rosenfeld (whose appointment was made on July 14, 2015 by unanimous consent of the Board of Directors following the resignation of Mr. Filanowski from the Audit Committee on June 30, 2015). Our Board of Directors also has a standing Nominating Committee, consisting of Messrs. du Moulin, Rosenfeld and Yu, and a standing Compensation Committee, consisting of Messrs. du Moulin, Rosenfeld and Yu.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board is our Chief Executive Officer, we do not have a lead independent director. Our Board of Directors’ primary function is one of oversight. The Board as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. We believe our board structure provides effective independent oversight of management due to the fact that six of the nine directors will be independent. Its Audit Committee discusses with management our major financial risk exposures and the committee reports findings to our Board of Directors in connection with its risk oversight review.

Audit Committee Information

Effective October 2014, we established an audit committee of the board of directors, which was comprised of Mark Filanowski, Paul Hong and David Sgro, each of whom is an independent director. Mr. Filanowski resigned from his position on the Audit Committee on June 30, 2015 and has been replaced by Mr. Eric Rosenfeld. The Audit Committee held one meeting during 2014. The Audit Committee’s duties are specified in our Audit Committee Charter, which is posted on the Company's website at www.pangaeals.com. Such duties include, but are not limited to:

•	appoint and retain the independent auditor and approve the independent auditor’s compensation. The Committee shall have the sole authority to terminate the independent auditor;

•
pre-approve all audit services and permitted non-audit services to be performed for the Company by the independent auditor. The Committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more members, provided that decisions made pursuant to such delegated authority shall be presented to the full Committee at its next scheduled meeting;

•	evaluate the independent auditor’s qualification, performance and independence on an annual basis;

•	review with management and the independent auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission;

•
review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities and any significant disagreements with management and management’s response;

•	recommend to the full Board, based on the Committee’s review and discussion with management and the independent auditor, that the audited financial statements be included in the Company’s Form 10-K;

•	review the interim financial statements with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10 Q;

•	discuss with management the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•
prior to the filing of each quarterly report, the Committee shall discuss with management and the independent auditor the quality and adequacy of the Company’s (1) internal controls for financial reporting, including any audit steps adopted in light of internal control deficiencies and (2) disclosure controls and procedures;

•
discuss with the independent auditor the auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, as applied in its financial statements and as selected by management;

•
monitor the Company’s assessment and plan to manage any key enterprise risks assigned to the Committee by the Board from time to time and discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

•
establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•
review no less than annually management’s programs governing codes of business conduct and ethics, conflicts of interest, legal, and environmental compliance and obtain reports from management regarding compliance with law and the Company’s code of business conduct and ethics;

•	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•
review analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including the effects of alternative GAAP measures and off-balance sheet structures, if any, on the Company’s financial statements;

•
review and approve all changes in the selection or application of accounting principles other than those changes in accounting principles mandated by newly-adopted authoritative accounting pronouncements;

Financial Experts on Audit Committee

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that David Sgro qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee Information

Effective October 2014, we established a nominating committee of the board of directors, which consists of Richard du Moulin, Eric Rosenfeld and Peter Yu, each of whom is an independent director. The nominating committee held one meeting in 2014. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors. The Nominating Committee Charter is available on the Company's website at www.pangaeals.com.

Compensation Committee Information

Effective October 2014, we established a Compensation Committee which is comprised of Richard du Moulin, Eric Rosenfeld and Peter Yu. The Compensation Committee held two meetings in 2014. The Compensation Committee reviews and approves compensation paid to the Company’s officers and directors and administers the Company’s incentive compensation plans, including authority to make and modify awards under such plans. The Compensation Committee Charter is available on the Company’s website at www.pangaeals.com .

Compensation committee interlocks and insider participations

As of the date of this filing, none of the members of our Compensation Committee will be, or will have at any time during the past year been, one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common shares as of the most recent practicable date prior to filing by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership prior to this offering as determined in accordance with Rule 13d-3 under the Exchange Act and assumes there are 35,484,993 common shares outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership (2)
Directors and Executive Officers:
Edward Coll (3)	7,495,173	21.12%
Carl Claus Boggild (4)	7,417,105	20.90%
Richard T. du Moulin*	20,000	0.06%
Mark L. Filanowski*	23,000	0.06%
Eric S. Rosenfeld	376,576	1.06%
David D. Sgro*	96,442	0.27%
Peter Yu (5)	13,936,467	39.27%
Anthony Laura	2,335,382	6.58%
Paul Hong*	20,000	0.06%
All Directors and Officers as a Group	31,720,145	89.38%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership (2)
Three Percent Holders:
Edward Coll (3)	7,495,173	21.12%
Lagoa Investments (4)	7,417,105	20.90%
Leggonly, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	1,555,334	4.38%
Malemod, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	1,669,492	4.70%
Imfinno, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	1,099,304	3.10%
Nypsun, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	1,658,620	4.67%
Pangaea One (Cayman), L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	3,297,254	9.29%
Pangaea One Parallel Fund, L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	3,081,156	8.68%
Anthony Laura	2,335,382	6.58%
Pangaea One Parallel Fund (b), L.P. c/o Cartesian Capital Group, LLC 505 Fifth Avenue, 15th Floor New York, NY 10017	1,555,307	4.38%

*Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, Rhode Island 02840.

(2)
The beneficial ownership of the common shares by the selling shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares as to which the Selling Shareholder has sole or shared voting power or investment power and also any common shares that the Selling Shareholder has the right to acquire within 60 days. The percentage of beneficial ownership is calculated based on 35,484,993 outstanding common shares, which does not take into account the shares that may be issued to the former Pangaea shareholders (prior to the Mergers) upon achievement of certain net income targets. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them upon consummation of the Mergers.

(3)
Shares owned by Edward Coll include 120,000 common shares held by three irrevocable trusts for the benefit of his children as well as 13,300 open market purchases, all as to which Mr. Coll has sole or shared voting power or investment power. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Coll may be deemed to be the beneficial owner of these shares.

(4)
Shares owned by Lagoa Investments. Mr. Boggild is the Managing Director of Lagoa Investments and solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Boggild may be deemed to be the beneficial owner of the shares held by Lagoa Investments.

(5)
Mr. Yu is a principal officer or director of the entity directly or indirectly controlling the general partner of each of Leggonly L.P., Malemod L.P., Imfinno L.P., Nypsun L.P., (which shares were transferred from Pangaea One, L.P. on June 3, 2015), Pangaea One (Cayman), L.P. and Pangaea One Parallel Fund, L.P. and Pangaea One Parallel Fund (B), L.P. (collectively, the “Pangaea One Entities”). Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Yu may be deemed to be the beneficial owner of the shares held by the Pangaea One Entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons owning more than 10% of our common shares to file reports of ownership and changes of ownership with the SEC. Based on our review of the copies of such reports furnished to us, or representations from certain reporting persons that no other reports were required, we believe that all applicable filing requirements were complied with during the fiscal year ended December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and a majority of our disinterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our Audit Committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

Escrow Agreement

The Company is a party to an Escrow Agreement, dated as of October 1, 2014, by and among Continental Stock Transfer & Trust Company, as escrow agent, the shareholders listed thereto (the “ shareholders ”) and a representative of Quartet (the “ Escrow Agreement ”). Upon consummation of the transactions contemplated by the Merger Agreement (the “ Transactions ”), of the common shares issued to the Shareholders as consideration for the Transactions an aggregate of 1,100,000 such shares (“ Escrow Shares ”) were placed in escrow pursuant to the Escrow Agreement. Of the 1,100,000 common shares held in escrow, 550,000 shall be released on October 1, 2015 and the remaining shares will be released on October 1, 2016, in each case subject to reduction based on shares canceled for claims ultimately resolved and those still pending resolution at the time of the release. The foregoing description of the Escrow Agreement is qualified in its entirety by the terms of the Escrow Agreement, which was included as Exhibit 10.1 to the Form S-1 filed on February 4, 2015.

Registration Rights Agreement

The Company is party to a registration rights agreement, dated October 1, 2014, by and among the Company and the Shareholders (the “ Registration Rights Agreement ”), which provides the Shareholders with certain rights to cause the Company to register under the Securities Act, the common shares issued pursuant to the Merger Agreement and any securities issued by the Company in connection with the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise (the foregoing, collectively, “ Registrable Securities ”). The Shareholders are entitled to certain demand and “piggy back” registration rights with respect to the Registrable Securities. The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement, which was included as Exhibit 10.2 to the Form S-1 filed on February 4, 2015.

Lock-up Agreements

The Company has also entered into a lock-up agreement with each of the Shareholders (the “ Lock-up Agreement ”) pursuant to which they have agreed not to transfer common shares that they received upon consummation of the Mergers until (A) with respect to 50% of such shares, the earlier of (i) the date on which the closing price of the common shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period and (ii) October 1, 2015 and (B) with respect to the remaining 50% of such shares, September 30, 2015, in each case subject to certain exceptions, provided, that the lock-up period shall terminate immediately prior to the consummation of a liquidation, merger, stock exchange or other similar transaction that results in any of the Company’s shareholders having the right to exchange the Company’s common shares for cash, securities or other property. The foregoing description of the Lock-up Agreement is qualified in its entirety by the terms of the Lock-up Agreement, which was included as Exhibit 10.3 to the Form S-1 filed on February 4, 2015.

Consulting Agreement

On July 1, 2015, the Company entered into a consulting agreement with Mark Filanowski, a member of the Board, under which Mr. Filanowski will be paid $120,000 per annum.

Related Person Liabilities	December 31,			March 31,
	2014	Activity		2015
				(unaudited)
Included in accounts payable, accrued expenses and other current liabilities on the consolidated balance sheets:
To Founders	$203,050	$—		$203,050
Affiliated companies (trade payables)	4,037,850	(2,463,029)		1,574,821
	$4,240,900	$(2,463,029)		$1,777,871

Included in current related party debt on the consolidated balance sheets:
Loan payable – 2011 Founders Note	4,325,000	—		$4,325,000
Interest payable in-kind	334,605	114,966	i	449,571
Loan payable to Founders	5,000,000	—		5,000,000
Loan payable – BVH shareholder (STST)	4,442,500	—		4,442,500
Loan payable to NBHC shareholder (STST)	22,500,000	1,253,334	ii	23,753,334
Loan payable to NBHC shareholder (ASO2020)	22,499,972	1,253,334	ii	23,753,306
Total current related party debt	$59,102,077	$2,621,634		$61,723,711

i.     Payable in cash
ii     Shareholder loans provided for purposes of funding the newbuilding projects

In November 2014, the Company entered in to a $5 million Promissory Note (the “Note”) with Bulk Invest, Ltd., a company controlled by three individuals collectively referred to as the Founders. The Note is payable on demand and no later than January 1, 2016. Interest on the Note is 5%.

During 2013, Nordic Bulk Holding Company ("NBHC") entered into contracts to purchase four 1A ice-class newbuildings. Shareholder loans totaling approximately $47,500,000 and $45,000,000 were made as of March 31, 2015 and December 31, 2014, respectively, to fund the deposits on these vessels. On April 1, 2014, the non-interest bearing loans were amended to be payable on demand. The loans were originally payable in January 2023 and did not bear interest. Accordingly, they were carried at the present value of the future cash flows utilizing an imputed interest rate.

Bulk Ventures Holding Company ("BVH") entered into an agreement for the construction of two new ultramax newbuildings in 2013. Shareholder loans totaling $4,447,500 at March 31, 2015 and December 31, 2014 were provided in order to make deposits on these contracts. The loans are payable on demand and do not bear interest.

On October 1, 2011, the Company entered into a $10,000,000 loan agreement with the Founders, which was payable on demand at the request of the lenders (the "2011 Founders Note"). The 2011 Founders Note bears interest at a rate of 5%. On January 1, 2012 the Company issued 5,675 convertible redeemable preferred shares to the Founders, representing a partial repayment of the 2011 Founders Note, the balance of which was $4,325,000 at March 31, 2015 and December 31, 2014.

Under the terms of a technical management agreement between the Company and Seamar Management S.A. (“Seamar”), an equity method investee, Seamar is responsible for the day-to-day operations for certain of the Company’s owned vessels. During the three-month periods ended March 31, 2015 and 2014, the Company incurred technical management fees of approximately $771,000 and $587,000, respectively under this arrangement. These fees are included in vessel operating expenses in the consolidated statements of income. During the years ended December 31, 2014 and 2013, the Company incurred technical management fees of $2,356,500 and $1,864,000 under this arrangement, which is included in vessel operating expenses in the consolidated statements of income.

On June 22, 2015, N.B.V. Nordic Bulk Ventures (Cyprus) Limited ("NBV"), a wholly-owned subsidiary of Pangaea Logistics Solutions Ltd. (the “Company"), acquired 24.5% of Nordic Bulk Holdings ApS (“NBH”) for $250,000. Prior to the transaction, NBV owned 51% of NBH. This transaction follows the conversion of $4.0 million of intercompany debt held by NBV to additional share capital of Nordic Bulk Carriers AS ("NBC"). Prior to this transaction, NBC was a wholly-owned subsidiary of NBH. Following this transaction, NBV and NBH own 98% and 2% of NBC, respectively, and the Company's combined ownership of NBC is 99.5%.

NBV is an entity that is consolidated pursuant to ASC 810-10 as a wholly-owned subsidiary. NBH and NBC are entities consolidated pursuant to ASC 810-10, but which are not wholly-owned.

PROPOSAL 2 - THE PANGAEA LOGISTICS SOLUTIONS LTD. 2014 SHARE INCENTIVE PLAN PROPOSAL

Overview
We are asking our shareholders to approve an amendment and restatement of the Pangaea Logistics Solutions Ltd. 2014 Long-Term Incentive Plan (the “2014 Plan”). The Board unanimously adopted the amended and restated 2014 Plan (the “Amended Plan”), subject to shareholder approval at the 2015 Annual Meeting. If approved by shareholders, the Amended Plan will become effective upon the approval of the Company’s shareholders.
Background
The 2014 Plan is currently the only share incentive plan maintained by the Company for the purpose of granting long-term incentive awards to the Company’s key employees, officers, directors and consultants. If approved by our shareholders, the Amended Plan would limit the value of awards that may be granted to non-employee directors in any calendar year at $150,000 (calculating the value of any award based in shares to be determined based on the grant date fair value of such awards for financial reporting purposes), which limitation under the 2014 Plan is 10,000 shares.

As of August 7, 2015, there were 711,987 shares available for issuance under the 2014 Plan. No additional shares are being requested for future issuance under the Amended Plan pursuant to this proposal. There are currently no stock options outstanding under the 2014 Plan and the closing price of our common shares on the Nasdaq Capital Market as of August 7, 2015 was $3.25 per share. If approved by our shareholders at the 2015 Annual Meeting, the Amended Plan will become effective upon such approval. If our shareholders do not approve the Amended Plan, the 2014 Plan will remain in full force and effect in accordance with its terms and conditions until September 30, 2024. The Company believes the revised annual limitation on the value of awards that may be granted to our non-employee directors in any calendar year sets forth a meaningful restriction on the number of awards that the Board (or a committee thereof) could potentially grant to its members in any given calendar year. The Board believes it is appropriate for this restriction to be denominated in dollars as opposed to the value of our shares.

In addition, we are seeking shareholder approval of the Amended Plan to ensure that the Company may grant long-term incentive awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable to the Company. To the extent our shareholders approve the Amended Plan, if, and to the extent we are subject to U.S. federal income tax, we will have the ability to grant incentive compensation that qualifies as “performance-based compensation” and will retain the corporate tax deductibility of such payments. We urge our shareholders to approve the Amended Plan.

Amended Plan Summary
The following is a summary of the material features of the Amended Plan, the complete text of which is attached to this proxy statement as Exhibit A.

Plan Administration. The Amended Plan is administered by the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Amended Plan (the “Committee”). The Committee has the authority, among other things, to select participants, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the Amended Plan and make all decisions and determinations as deemed necessary or advisable for the administration of the Amended Plan. The Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the Amended Plan, to officers or employees of the Company or its affiliates. The Committee’s actions will be final, conclusive and binding.
 Authorized Shares. A total of 1,500,000 common shares are reserved and available for delivery under the Amended Plan. The number of common shares reserved and available for delivery under the Amended Plan is subject to adjustment, as described below. The maximum number of common shares reserved and available for delivery under the Amended Plan may be issued in respect of incentive stock options. Common shares issued under the Amended Plan may consist of authorized but unissued common shares or previously issued common shares. Common shares underlying awards that are settled in cash, canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the Amended Plan. Common shares withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the Amended Plan.

Individual Limits. The maximum value of awards that may be granted to any non-employee directors of the Company in any one calendar year will not exceed $150,000 (calculating the value of any award based in shares base don the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payment paid pursuant to any award granted in a previous year. Previously, the limitation was 10,000 shares.
During any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of common stock subject to options, share appreciation rights or performance awards, in each case, that may be granted to any individual in any one calendar year may not exceed 200,000 common shares. Similarly, the maximum value of a performance award that is valued in dollars and that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be granted to any individual in any one year may not exceed $1,000,000.
Types of Awards. The types of awards that may be available under the Amended Plan are described below. All of the awards described below will be subject to the terms and conditions determined by the Committee in its sole discretion, subject to certain limitations provided in the Amended Plan. Each award granted under the Amended Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of our common shares during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by the Committee on the grant date. The term of a non-qualified stock option will be set by the Committee but may not exceed 10 years from the grant date. The exercise price may be paid using cash, or by certified or bank cashier’s check, and if approved by the Committee (i) by delivery of common shares previously owned by the participant, (ii) by a broker-assisted, cashless exercise in accordance with procedures approved by the Committee, or (iii) by any other means approved by the Committee.
Incentive Stock Options.  An incentive stock option is an option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a ten-percent shareholder) of a common share on the grant date and a term of no more than 10 years (or 5 years with respect to a ten-percent shareholder).
Share Appreciation Rights.  A share appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common shares on the exercise date and the base price of the share appreciation right that is set by the Committee on the grant date, multiplied by the number of shares subject to the share appreciation right. The term of a share appreciation right will be set by the Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a share appreciation right may be either in cash, common shares, or specified property as determined by the Committee.
Restricted Shares.  A restricted share award is an award of restricted common shares that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by the Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common shares is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted common shares, including the right to vote such shares, provided, that any cash or share dividends with respect to the restricted common shares will be withheld by the Company and will be subject to forfeiture to the same degree as the restricted common shares to which such dividends relate.
Restricted Share Units.  A restricted share unit is an unfunded and unsecured obligation to issue a common share (or an equivalent cash amount) to the participant in the future. Restricted share units become payable on terms and conditions determined by the Committee and will vest and be settled at such times in cash, common shares, or other specified property, as determined by the Committee.
Other Share-Based or Cash-Based Awards.  Under the Amended Plan, the Committee may grant other types of equity-based or cash-based awards subject to such terms and conditions that the Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the shares underlying the award. The Committee may also grant common shares as a bonus, and may grant other awards in lieu of obligations of the Company or its affiliates to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements, subject to such terms and conditions as the Committee may determine.
Performance Awards.  A performance award is an award of common shares or units subject (in whole or in part) to the achievement of pre-determined performance objectives specified by the Committee. Earned performance awards may be settled in cash, common shares, or other awards (or in a combination thereof), at the discretion of the Committee. The Committee will be responsible for setting the applicable performance objectives, which will be limited to specific levels of or increases in one or more of the following business criteria: (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements (including, but not limited to, receivable turnover); (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) share price or total shareholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; and (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions.
Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant, a specific division, department or function of the Company or one of its subsidiaries or affiliates. Performance objectives may be expressed in absolute terms or on a relative basis. Relative performance may be measured by a comparison to a group of peer companies or to a financial market index. The Committee may adjust any performance objective and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the award’s grant date that are unrelated to the performance of the Company or the participant and result in a distortion of the performance objectives or the related minimum acceptable level of achievement. However, in no event will any adjustment be made if the performance award is intended to qualify for the performance-based compensation exception under Section 162(m) and such adjustment would cause the award to fail to so qualify.
Adjustments.  The aggregate number of common shares reserved and available for delivery under the Amended Plan, the individual limitations, the number of common shares covered by each outstanding award, and the price per common share underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of share or other consideration subject to such awards in connection with share dividends, extraordinary cash dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common shares or our capital structure, or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the Amended Plan.
Corporate Events.  In the event of a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation or in which the Company is the surviving corporation but the holders of its common shares receive securities of another corporation or other property or cash, a “change in control” (as defined in the Amended Plan), or a reorganization, dissolution, or liquidation of the Company, the Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards, or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced.
Transferability.  Awards under the Amended Plan may not be sold, transferred, pledged, or assigned other than by the will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by the Committee.
Amendment.  The Board or the Committee may amend the Amended Plan or outstanding awards at any time. The Company’s shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Company’s common shares are traded. No amendment to the Amended Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing. Shareholder approval will be required for any amendment that reduces the exercise price or base price of any outstanding award or that would be treated as a repricing under generally accepted accounting principles. Shareholder approval will also be required for the repurchase for cash or cancellation of an award at a time when its exercise price or base price, as applicable, exceeds the fair market value of a common share on the date of such repurchase or cancellation.
Termination.  The Amended Plan will terminate on the day before the tenth anniversary of the Amended Plan’s effective date. In addition, the Board or the Committee may suspend or terminate the Amended Plan at any time. Following any such suspension or termination, the Amended Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Clawback.  All awards under the Amended Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors or any committee thereof from time to time.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of the U.S. federal income tax consequences for stock options granted under the Amended Plan. The Amended Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of stock options under the Amended Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options. With respect to non-qualified stock options, (i) no income is realized by a participant at the time the stock option is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
New Plan Benefits
Because awards to be granted in the future under the Amended Plan are at the discretion of the Committee and/or the Board (including awards to non-employee directors of the Company), it is not possible to determine the benefits or the amounts received or that will be received under the Amended Plan by eligible participants.
Equity Compensation Plan Information
The following table provides information as of December 31, 2014 with respect to compensation plans under which shares of the Company are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	---	---	1,440,000
Equity compensation plans not approved by shareholders	--	--	--
Total	---	---	1,440,000

During 2014, the Company adopted, and our shareholders approved, the 2014 Plan. The 2014 Plan is currently our only equity compensation plan. If approved by our shareholders at the 2015 Annual Meeting, the Amended Plan will become effective upon such approval. If our shareholders do not approve the Amended Plan, the 2014 Plan will remain in full force and effect in accordance with its terms and conditions.

PROPOSAL 3 - APPROVAL OF THE AMENDMENT TO THE BYE-LAWS OF THE COMPANY

On August 7, 2015, the Board of Directors adopted, subject to shareholder approval, the following resolution:

"RESOLVED that paragraph 38.1 of the Bye-laws of the Company shall be amended by replacing the current text with the following:

Nothwithstanding any other provision of these Bye-laws, the Company may fix by Resolution or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 60 days before any date on which such dividend, distribution allotment or issue is declared, paid or made or not more than 60 days before the date of any such meetings.

The purpose of the amendment is to allow the Company and its transfer agent adequate time to conduct a broker's search; and to prepare, print and disseminate materials to shareholders of record prior to the annual meeting.

Paragraph 38.1 of the Bye-laws currently states:

Nothwithstanding any other provision of these Bye-laws, the Company may fix by Resolution or the Board may fix, any date as the record date for any dividend, distribution, allotment o issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than 30 days before any date on which such dividend, distribution allotment or issue is declared, paid or made or not more than 30 days before the date of any such meetings.

AUDIT COMMITTEE REPORT

To the Shareholders of Pangaea Logistics Solutions Ltd.:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and, the clarity of disclosures in the financial statements.

The Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm employed by the Company, Grant Thornton LLP. The Committee reviewed with Grant Thornton LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Interim Auditing Standard AU Section 380, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Grant Thornton LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Grant Thornton LLP’s independence.

The Committee also reviewed and discussed together with management and Grant Thornton LLP the Company’s audited consolidated financial statements for the year ended December 31, 2014 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with management and Grant Thornton LLP material weaknesses and significant deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Committee discussed with Grant Thornton LLP the overall scope and plans for their respective audits. The Committee meets with Grant Thornton LLP with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

The Committee is governed by a charter, a copy of which is available at: http://www.pangaeals.com/assets/audit-committee-charter-approved.pdf. The Committee held one meeting during the period October 1, 2014 (the date of its merger with Quartet) and December 31, 2014. The Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, and includes one financial experts, as described in Section 407 of the Sarbanes-Oxley Act.

David Sgro, Audit Committee Chair
Paul Hong, Audit Committee Member
Eric Rosenfeld, Audit Committee Member

August 6, 2015

Principal Auditor Fees and Services

The following table shows the fees billed to us or accrued by us for the audit and other services provided by Grant Thornton LLP ("GT") for 2014 and 2013:

	2014	2013
Audit Fees (1)	$935,476	$247,004

(1)
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, reviews of subsidiaries, consents, and assistance with and review of documents filed with the SEC.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee charter provides that all audit services and non-audit services must be pre-approved by the Audit Committee. The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee consisting of one or more members of the Audit Committee, provided that any pre-approvals granted by any such subcommittee must be presented to the full Audit Committee at its next scheduled meeting. From time to time, the Audit Committee has delegated to the Chairman of the committee the authority to pre-approve audit, audit-related and permitted non-audit services.

All non-audit services were reviewed with the Audit Committee or the Chairman, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of such firm's independence in the conduct of their respective auditing functions.

As previously reported on the Company’s Form 8-K filed on June 9, 2015, Nordic Bulk Holdings ApS (“NBH”), a significant subsidiary of the Company, dismissed its independent registered public accounting firm, PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab (“PwC”). Grant Thornton LLP has expressed reliance in its reports on the audits and reviews of the financial statements of NBH by PwC. Grant Thornton LLP will continue to serve as the Company's independent registered public accounting firm and does not expect to express reliance on another firm in any future reports on the Company’s financial statements. The dismissal of PwC was recommended by the Audit Committee.  The reports of PwC on NBH’s consolidated financial statements as of and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2014 and 2013, and through June 3, 2015, there were no (a) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC 's satisfaction, would have caused PwC to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Attendance of Independent Registered Public Accounting Firm at 2015 Annual Meeting of Shareholders

There will not be any representative of Grant Thornton LLP in attendance at the 2015 Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS AND OTHER SHAREHOLDER COMMUNICATIONS

Our 2016 Annual Meeting of Shareholders is expected to be held on or about September 20, 2016 unless the date is changed by our Board of Directors. If you are a shareholder and you want to include a proposal in the proxy statement for the year 2016 Annual Meeting, you need to provide it to Pangaea by no later than March 31, 2016. You should direct any proposals to Anthony Laura, Chief Financial Officer, Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840. In addition, our bye-laws establish advance notice procedures with regard to certain matters, including director nominations, to be brought before an annual meeting. If you are a shareholder and you want to present a matter of business to be considered at the 2016 Annual Meeting, you must give timely notice of the matter, in writing, to our Corporate Secretary. To be timely, the notice has to be given between March 12, 2016 and April 12, 2016.

Shareholders and interested parties may communicate with Pangaea’s Board of Directors, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Pangaea Logistics Solutions Ltd., 109 Long Wharf, Newport, RI 02840. Each communication will be forwarded, depending on the subject matter, to the Board of Directors, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Our 2014 annual report, which includes the annual report on Form 10-K for the fiscal year ended December 31, 2014 we filed with the SEC, is being mailed to all shareholders of record with this proxy statement. The annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our annual report to shareholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Shareholders may notify us of their requests by calling or writing us at:

Pangaea Logistics Solutions Ltd.
109 Long Wharf
Newport, RI 02840
(401) 846-7790
Attention: Investor Relations

A copy of our annual report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2014, is available without charge upon written request to the address set forth above.

OTHER BUSINESS

We are not aware of any matters to be acted upon at the 2015 Annual Meeting other than those described above. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.